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                                                                      Exhibit 16
           [LETTERHEAD OF WENGRYN, HUGHAN & CO., INC. APPEARS HERE]







May 6, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Dear Gentlemen:

We have read Item 4 of Form 8-K dated March 29, 1996, April 18, 1996 and May 7, 1996 of North American Integrated Marketing, Inc. and are in agreement with the statements contained in the (a), (b), and (c) paragraphs.


Very truly yours,

/s/ Wengryn, Hughan & Co., Inc.
Wengryn, Hughan & Co., Inc.
Certified Public Accountants